Exhibit 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

NET LOSS PER SHARE
Net loss per share is calculated as follows:
(in thousands, except per share data)                       THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                 JUNE 30,                              JUNE 30,
                                                     ----------------------------------    ----------------------------------
                                                          2001              2000                2001              2000
                                                     ----------------  ----------------    ----------------  ----------------
Net loss                                              $      (3,476)    $      (2,763)      $      (3,941)    $      (5,226)
                                                     ================  ================    ================  ================

BASIC:
    Weighted average common shares outstanding               10,511            10,177              10,497            10,142
                                                     ================  ================    ================  ================

    Net loss per common share                         $       (0.33)    $       (0.27)      $       (0.38)    $       (0.52)
                                                     ================  ================    ================  ================

DILUTED:
    Weighted average common shares outstanding               10,511            10,177              10,497            10,142
    Effect of dilutive securities:
        Convertible notes                                         -                 -                   -                 -
        Stock options                                             -                 -                   -                 -
        Warrants                                                  -                 -                   -                 -
                                                     ----------------  ----------------    ----------------  ----------------
    Weighted average common and common
        equivalent shares outstanding                        10,511            10,177              10,497            10,142
                                                     ================  ================    ================  ================

    Net loss per common and common
        equivalent share                              $       (0.33)    $       (0.27)      $       (0.38)    $       (0.52)
                                                     ================  ================    ================  ================
